As filed with the Securities and Exchange Commission on May 19, 2005

                                              Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                            UMB FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                 Missouri                                 43-0903811
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification No.)

            1010 Grand Avenue                                64106
          Kansas City, Missouri
 (Address of principal executive offices)                 (Zip Code)

         UMB Financial Corporation Long-Term Incentive Compensation Plan
                            (Full title of the plan)
                              ____________________

                            Dennis R. Rilinger, Esq.
             Divisional Executive Vice President and General Counsel
                            UMB Financial Corporation
                                1010 Grand Avenue
                           Kansas City, Missouri 64106
                     (Name and address of agent for service)

                                 (816) 860-7000
          (Telephone number, including area code, of agent for service)
                              ____________________

                                    Copy to:
                             Victoria R. Westerhaus
                           Stinson Morrison Hecker LLP
                               1201 Walnut Street
                           Kansas City, Missouri 64106
                                 (816) 691-2427
                               Fax: (816) 691-3495
                              ____________________

                         CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------------------------------
                                                Amount to be      Proposed maximum         Proposed maximum           Amount of
    Title of securities to be registered         registered  offering price per share  aggregate offering price   registration fee
----------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value $1.00 per share(1)(2)    600,000          $54.08(3)                $32,448,000               $3,819.13
----------------------------------------------------------------------------------------------------------------------------------



(1) This Registration Statement also relates to such additional and indeterminable number of UMB Financial Corporation common shares, par value $1.00 per share ("Common Shares"), as may become issuable due to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.
(2) This Registration Statement also relates to rights to purchase Common Shares of the Registrant which are attached to all Common Shares issued, pursuant to the terms of the Registrant's Rights Agreement dated as of August 4, 1995. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificate for the Common Shares and will be transferred with and only with such Common Shares. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for Common Shares.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low price of the Common Shares reported on the Nasdaq National Market on May 13, 2005.

                              ___________________

                                     PART I

              Information Required in the Section 10(a) Prospectus

         In accordance with the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement.

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference by the Registrant into this Registration Statement on Form S-8:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

         2. The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

         3. The Registrant's Reports on Form 8-K filed on April 12, 2005 (one report) and April 26, 2005 (two reports);

         3. The description of the Registrant's Common Shares, $1.00 par value, set forth in the Registrant's Amendment No. 1 on Form 8 to its General Form for Registration of Securities on Form 10, dated March 5, 1993 (File No. 0-4887), filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description (including the Registrant's Registration Statement on Form 8-A filed with the SEC on August 11, 1995).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as modified or superseded.

         The following information contained in documents described above is not incorporated herein by reference: (i) information furnished under and exhibits relating to Items 7.01 and 2.02 of the Registrant's Current Reports on Form 8-K,
(ii) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (iii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section (except the information in Part I of the Registrant's Quarterly Reports on Form 10-Q).

Item 4.  Description of Securities

         Not applicable

Item 5.  Interests of Named Experts and Counsel

         Not applicable

Item 6.  Indemnification of Directors and Officers

         In accordance with Section 355 of The General and Business Corporation Law of Missouri, Article IX, Section 4 of UMB Financial Corporation's Bylaws provide as follows with respect to the indemnification of directors and officers:

         Section 4.  Indemnification of Directors and Officers.

         1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation or any of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (which shall be deemed to include any employee benefit plan of the Corporation or any other corporation) shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (which shall include any excise taxes assessed against a person with respect to an employee benefit plan) actually and reasonably incurred by him in connection with such action, suit or proceeding so long as: (a) such indemnification is permissible under applicable provisions of law and regulations; and (b) the results of an investigation of the matter as described in Section 5 includes a finding under the provisions of Section 5 that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or the participants or beneficiaries of any employee benefit plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         2. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (which shall be deemed to include any employee benefit plan of the Corporation or any other corporation) shall be indemnified against expenses (including attorneys' fees) and amounts paid in settlement (which shall include any excise taxes assessed against a person with respect to an employee benefit plan) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit so long as (a) such indemnification is permissible under applicable provisions of law and regulations; and (b) the results of an investigation of the matter as described in Section 5 includes a finding under the provisions of Section 5 that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or the participants or beneficiaries of any employee benefit plan; provided however that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, that the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         3. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         4. Any person who has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 above, shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         5. Except as provided in Section 4, indemnification of anyone under Sections 1 or 2, unless ordered by a court, shall be made by the Corporation only as authorized in each case upon a determination that it is proper because the director, officer or employee has met the applicable standard of conduct set forth. Such a determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

         6. Notwithstanding anything herein to the contrary, no director, officer or employee shall be indemnified against any expenses, penalties or other payments incurred in an administrative proceeding or action instituted by a bank regulatory agency to the extent that such indemnification would constitute a "prohibited indemnification payment" (as such term is defined under applicable provisions of the Federal Deposit Insurance Act and regulations thereunder, as amended from time to time) except under circumstances specifically permitted by such Act and regulations, or that would otherwise constitute an indemnification payment that is prohibited by applicable provisions of law or regulations.

         7. If authorized by the Board of Directors and if permissible under applicable law and regulation, the Corporation may advance the costs and expenses incurred in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it is ultimately determined that he is not entitled to indemnification.

         8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability for which it may indemnify such people under the terms of this Article, and against other liabilities to the extent permitted by applicable law and regulations.

         9. The indemnification provided for directors, officers or employees of the Corporation shall not be deemed exclusive of any other rights to which those officers, directors or employees may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office, and shall continue as to any person who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators.

Item 7.  Exemption from Registration Claimed

         Not applicable

Item 8.  Exhibits.

          Exhibit
          Number    Description
          -----     -----------

          4.1 UMB Financial Corporation Long-Term Incentive Compensation Plan, incorporated by reference to Appendix B of the Company's definitive proxy statement filed with the SEC on March 21, 2005, for the 2005 Annual Meeting of Shareholders held on April 26, 2005.

          4.2 Articles of Incorporation restated as of March 6, 2003, and filed with the Missouri Secretary of State on April 2, 2003, incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and filed with the SEC on May 12, 2003.

          4.3 Bylaws, amended January 25, 2005, incorporated by reference to the Company's Current Report on Form 8-K filed with SEC on January 25, 2005.

          4.4 Description of the Registrant's common stock incorporated by reference to Amendment No. 1 on Form 8 to the Company's General Form for Registration of Securities on Form 10 dated March 5, 1993.

          4.5 Rights Agreement, dated as of August 4, 1995, incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A and filed with the SEC on August 11, 1995

          5.1       Opinion of Stinson Morrison Hecker LLP

          23.1      Consent of Deloitte & Touche LLP

          23.2 Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)

          24.1 Powers of Attorney (included in signature page to Registration Statement)


Item 9.    Undertakings.

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
      Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 18, 2005.

                               UMB FINANCIAL CORPORATION


                               By:  /s/ J. Mariner Kemper
                                    ------------------------------
                                    J. Mariner Kemper
                                    Chairman of the Board and Chief Executive
                                    Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of UMB Financial Corporation, hereby severally constitute J. Mariner Kemper, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capabilities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

      Signatures                     Title                      Date
      ----------                     -----                      ----

 /s/ J. Mariner Kemper      Chairman of the Board, Chief
------------------------    Executive Office and Director    May 19, 2005
J. Mariner Kemper

/s/ Michael D. Hagedom
------------------------
Michael D. Hagedorn         Chief Financial Officer          May 19, 2005

/s/ Peter J. deSilva        President, Chief Operating
------------------------    Officer and Director             May 19, 2005
Peter J. deSilva

/s/ Theodore M. Armstrong
-------------------------
Theodore M. Armstrong       Director                         May 19, 2005

/s/ H. Alan Bell
-------------------------
H. Alan Bell                Director                         May 19, 2005

/s/ David R. Bradley, Jr.
-------------------------
David R. Bradley, Jr.       Director                         May 19, 2005

/s/ Cynthia J. Brinkley
-------------------------
Cynthia J. Brinkley         Director                         May 19, 2005

/s/ Terrence P. Dunn
-------------------------
Terrence P. Dunn            Director                         May 19, 2005

/s/ Greg M. Graves
-------------------------
Greg M. Graves              Director                         May 19, 2005

/s/ Richard Harvey
-------------------------
Richard Harvey              Director                         May 19, 2005

-------------------------
Alexander C. Kemper         Director                         May 19, 2005

 /s/ John H. Mize, Jr.
-------------------------
John H. Mize, Jr.           Director                         May 19, 2005

/s/ Kris A. Robbins
-------------------------
Kris A. Robbins             Director                         May 19, 2005

-------------------------
Thomas D. Sanders           Director                        May 19, 2005

/s/ L. Joshua Sosland
-------------------------
L. Joshua Sosland           Director                        May 19, 2005

/s/ Paul Uhlmann III
-------------------------
Paul Uhlmann III            Director                        May 19, 2005

/s/ Dr. Jon Wefald
-------------------------
Dr. Jon Wefald              Director                        May 19, 2005

/s/ Thomas J. Wood III
-------------------------
Thomas J. Wood III          Director                        May 19, 2005